                                                                    EXHIBIT 99.2

FOR IMMEDIATE RELEASE:


                      DATATRAK INTERNATIONAL REPORTS FOURTH
                         QUARTER AND FULL YEAR RESULTS

 Significant increases in yearly revenue of 110% and margin growth from 21% to 62% illustrate Company's progressive traction in the EDC market

         CLEVELAND, Ohio, February 18, 2003. DATATRAK International, Inc. (Nasdaq: "DATA"), the leading and most experienced Application Service Provider ("ASP") in the Electronic Data Capture ("EDC") industry, today reported its financial results for the fourth quarter and full year of 2002.

         For the three months ended December 31, 2002, DATATRAK reported revenue of $1,255,000 and a net loss of ($1,099,000), or ($0.21) per share. These results compared with revenue of $696,000 and a net loss of ($2,060,000), or ($0.63) per share, in the fourth quarter of 2001.

         For the year ended December 31, 2002, DATATRAK's revenue increased to $4,721,000 from $2,246,000 for the year ended December 31, 2001. The Company recorded a net loss of ($6,391,000), or ($1.22) per share in 2002, versus a net loss of ($7,354,000), or ($2.23) per share, in the year ended December 31, 2001.

         DATATRAK recorded special items charges totaling $364,000 during 2002. Included in the Company's operating results for the year ended December 31, 2002 are $238,000 of costs associated with the reduction of 20 employees and $126,000 of expenses related to DATATRAK's potential acquisition of Oriam, SA. The Company previously announced it has since withdrawn plans to acquire Oriam, SA.

         DATATRAK's backlog is currently $13.1 million. This figure represents the removal of $2.4 million of backlog for a contract that was signed but was never initiated. Backlog is defined as the remaining value of signed contracts or authorization letters to commence services. The Company does not include in its backlog potential contracts or authorization letters that have passed the verbal stage, but have not yet been signed. All contracts are subject to possible delays or cancellation or they can change in scope in a positive or negative direction. Therefore, the current backlog is not necessarily indicative of the Company's future quarterly or annual revenue.

         "We are pleased to be able to demonstrate continued revenue and margin growth as we progressively position our Company and product suite as the preferred selection by an increasing number of biopharmaceutical and medical device clients", stated Dr. Jeffrey A. Green, President & Chief Executive Officer of DATATRAK International, Inc. "Careful management of our operations and expenses is evident from a 47% reduction in our quarterly loss year over year, while nearly doubling our revenue and more than doubling contract volume. Though revenue decreased from the third quarter to the fourth, revenue for early 2003 indicates a return to third quarter levels while margins have further increased to 75%."

         "Because of a streamlining of our cost structure, our breakeven point is approximately $9.5 million in revenue at current margins", continued Green. "We are encouraged about the prospects of achieving this goal in 2003 because we are estimating $6 million in revenue this year resulting from

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current contracts. These facts combined with the current increase in our success rate on bids from 16% to 33% so far in 2003 indicate a significant transition year for DATATRAK International."

         THE COMPANY WILL ALSO HOST A CONFERENCE CALL TODAY AT 4:30 P.M. EST. TO PARTICIPATE IN THE CALL, PARTICIPANTS ARE ASKED TO DIAL 973-317-5319 A FEW MINUTES BEFORE 4:30 P.M. EST. A REPLAY OF THE CONFERENCE CALL WILL BE AVAILABLE AT APPROXIMATELY 6:30 P.M. EST ON FEBRUARY 18, 2003, AND WILL RUN UNTIL 12:00 A.M. EST ON FEBRUARY 26, 2003. DIALING 973-709-2089 WILL ACCESS THE REPLAY. THE ACCESS CODE IS #286233.

         DATATRAK International, Inc. is a worldwide ASP for the EDC industry. The Company provides a suite of software products supporting the use of DATATRAK EDC(TM) and related services to the pharmaceutical, biotechnology, and medical device industries. DATATRAK EDC(TM) was developed in order to deliver clinical research data from investigative sites to clinical trial sponsors faster and more efficiently than conventional, manual methods. DATATRAK EDC(TM) can be deployed worldwide in either a distributed platform using laptop computers or in a centralized environment using the Internet. DATATRAK EDC(TM) software and its earlier versions have successfully supported many international clinical studies involving thousands of clinical research sites and encompassing tens of thousands of patients in 39 countries. DATATRAK International, Inc.'s product suite has been utilized in some aspect of the clinical development of 13 separate drugs that have received regulatory approval from either the United States Food and Drug Administration or counterpart European bodies. DATATRAK International, Inc. has offices located in Cleveland, Ohio and Bonn, Germany. Its common stock is listed on the Nasdaq Stock Market under the symbol "DATA." Visit the DATATRAK International, Inc. web site at www.datatraknet.com or www.datatraknet.de.

         Except for the historical information contained in this press release, the statements made in this release are forward-looking statements. Factors that may cause actual results to differ materially from those in the forward-looking statements include the ability of the Company to absorb corporate overhead and other fixed costs in order to successfully market the DATATRAK EDC(TM) software; the development and fluctuations in the market for EDC technology; continued unreliability of the Internet infrastructure; the degree of the Company's success in obtaining new contracts; the timing of payments from customers and the timing of clinical trial sponsor decisions to conduct new clinical trials or cancel or delay ongoing trials; dependence on key personnel; governmental regulation; the early stage of the Company's EDC business and operations; and general economic conditions. In addition, the Company's success depends on the outcome of various strategic initiatives it has undertaken, all of which are based on assumptions made by the Company concerning trends in the clinical research market and the health care industry.

CONTACT:

Jeffrey A. Green, Pharm.D., FCP             Terry C. Black
President and Chief Executive Officer       Chief Financial Officer
DATATRAK International, Inc.                DATATRAK International, Inc.
440-443-0082 x112                           440-443-0082 x110




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                  DATATRAK INTERNATIONAL, INC. AND SUBSIDIARIES
                    CONDENSED CONSOLIDATED BALANCE SHEET DATA
                                   (UNAUDITED)

                                                                               December 31, 2002          December 31, 2001
                                                                               -----------------          -----------------
Cash and investments                                                               $2,467,919                 $5,204,027
Accounts receivable, net                                                              883,584                    429,911
Other                                                                               1,954,071                  1,999,632
                                                                                    ---------                  ---------
   Total assets                                                                    $5,305,574                 $7,633,570
                                                                                   ==========                 ==========
Accounts payable and other current liabilities                                     $2,050,978                 $1,716,398
Long-term liabilities                                                                  23,979                    162,367
Shareholders' equity                                                                3,230,617                  5,754,805
                                                                                    ---------                  ---------
   Total liabilities and shareholders' equity                                      $5,305,574                 $7,633,570
                                                                                   ==========                 ==========




                  DATATRAK INTERNATIONAL, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                           For the Three Months Ended December 31,
                                                                           ---------------------------------------
                                                                                   2002               2001
                                                                                -----------        -----------
Revenue                                                                         $ 1,254,763        $   695,942
Direct costs                                                                        393,296            489,291
                                                                                -----------        -----------
   Gross profit                                                                     861,467            206,651

Selling, general and administrative expenses                                      1,689,392          2,065,036
Depreciation and amortization                                                       276,815            238,643
                                                                                -----------        -----------
   Loss from operations                                                          (1,104,740)        (2,097,028)

Other income, net                                                                     6,084             36,983
                                                                                -----------        -----------
   Net loss                                                                     $(1,098,656)       $(2,060,045)
                                                                                ===========        ===========
   Basic and diluted net loss per share                                         $     (0.21)       $     (0.63)
                                                                                ===========        ===========
   Weighted average common shares outstanding                                     5,263,836          3,291,083
                                                                                ===========        ===========

                  DATATRAK INTERNATIONAL, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


                                                   For the Year Ended December 31,
                                                   -------------------------------
                                                         2002           2001
                                                     -----------    -----------
Revenue                                              $ 4,720,912    $ 2,245,631
Direct costs                                           1,803,671      1,779,501
                                                     -----------    -----------
   Gross profit                                        2,917,241        466,130

Selling, general and administrative expenses           7,893,208      7,209,789
Special items                                            363,964           --
Depreciation and amortization                          1,122,528        949,770
                                                     -----------    -----------
   Loss from operations                               (6,462,459)    (7,693,429)

Other income, net                                         71,849        339,196
                                                     -----------    -----------
   Net loss                                          $(6,390,610)   $(7,354,233)
                                                     ===========    ===========
   Basic and diluted net loss per share              $     (1.22)   $     (2.23)
                                                     ===========    ===========
   Weighted average common shares outstanding          5,237,425      3,290,514
                                                     ===========    ===========